Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES NASDAQ NATIONAL MARKET LISTING

Minneapolis, MN (December 1, 2003)  —  Winmark Corporation (Nasdaq: WINA) announced today that the trading of its stock will move from the Nasdaq SmallCap Market to the Nasdaq National Market effective December 2, 2003.

John L. Morgan, CEO and Chairman, stated, “This is an important milestone in building our Company and increasing shareholder value.”

Winmark Corporation develops franchises, provides business services and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise.  At September 27, 2003, the Company had 816 stores in operation and an additional 24 franchises awarded but not open.  Of the stores in operation, there were 458 Play It Again Sports®, 216 Once Upon A Child®, 96 Plato’s Closet® and 46 Music Go Round® stores.